                                                                    EXHIBIT 4.05



                             INTERCREDITOR AGREEMENT


                  INTERCREDITOR AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of March 30, 2001, among (w) Harrah's Entertainment, Inc., a Delaware corporation ("HET"), Harrah's Operating Company, Inc., a Delaware corporation ("HOC"), and any other successor or substitute entity which becomes a party hereto as a Minimum Payment Guarantor after the date hereof (with HET, HOC and each other such Minimum Payment Guarantor being herein each called a "Minimum Payment Guarantor" and, collectively, the "Minimum Payment Guarantors"), (x) HET, HOC and Harrah's New Orleans Management Company ("HNOMC"), as lenders under the Revolving Credit Agreement hereinafter referred to, together with any successor and other lenders and letter of credit issuers under the Revolving Credit Agreement hereinafter referred to (HET, HOC, HNOMC and any other such lenders or letter of credit issuers, if any, are hereinafter called the "Revolver Creditors"), (y) Wells Fargo Bank Minnesota, National Association, as trustee (together with any successor trustee, in such capacity, the "Senior Note Trustee"), for the holders from time to time of the Senior Notes as hereinafter defined (such holders of the Senior Notes are hereinafter called the "Senior Note Holders," and together with the Senior Note Trustee, the "Senior Note Creditors" and, together with the Minimum Payment Guarantors and the Revolver Creditors, are hereinafter called the "Secured Creditors") and (z) The Bank of New York, as Collateral Agent (as hereinafter defined). Capitalized terms used herein and defined in Section 12 hereof shall have the meaning so provided therein.


                                   WITNESSETH:


                  WHEREAS, HET and HOC have jointly and severally provided the initial Minimum Payment Guaranty, and HET and HOC (and/or one or more other Minimum Payment Guarantors) may hereafter provide one or more substitute or replacement Minimum Payment Guaranties and HET, HOC and the Company (as hereinafter defined) have entered into that certain Amended and Restated HET/JCC Agreement dated as of March 30, 2001 (as amended, supplemented or modified, the "HET/JCC Agreement");

                  WHEREAS, the Company, as borrower, JCC Holding, Canal Development, Fulton Development and JCC Development, as guarantors, and HET, HOC and HNOMC, as lenders, have entered into a Revolving Credit Agreement, dated as of March 30, 2001, providing for the making of loans and the issuance of, and participation in, letters of credit as contemplated therein (as used herein, the term "Revolving Credit Agreement" means the Revolving Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Revolving Credit Agreement, such agreement shall only be treated as, or as part of, the Revolving Credit Agreement hereunder if (i) either (A) all obligations under the Revolving Credit Agreement being refinanced or replaced (if then outstanding) shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Revolving Credit Agreement shall have been terminated in accordance with their terms or (B) the Required Revolver Creditors shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Revolving Credit Agreement, (ii) the refinancing or replacement indebtedness shall be permitted to be incurred under the Revolving Credit Agreement being refinanced or replaced (if such Revolving Credit Agreement is to remain outstanding) and the other Revolving Credit Documents then in effect, and under the Senior Note Documents referred to below (if any Senior Notes remain outstanding) and (iii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Revolving Credit Agreement shall be delivered by the Company to the Collateral Agent);

                  WHEREAS, the Company, as issuer, JCC Holding, Canal Development, Fulton Development and JCC Development, as guarantors, and the Senior Note Trustee have executed an Indenture, dated as of March 30, 2001 (as amended, modified or supplemented from time to time, the "Senior Note Indenture," and together with the Senior Notes and all other documents and agreements relating thereto are herein called the "Senior Note Documents"), pursuant to which the Company (x) will initially issue $124,520,000 in aggregate principal amount of its Senior Notes due 2008 and (y) may, in accordance with the terms of the Senior Note Indenture, issue additional principal amounts of its Senior Notes due 2008 as a result of its payment of interest in Secondary Securities, as defined in the Senior Note Indenture (with all Senior Notes issued as contemplated by preceding clauses (x) and (y), together with any securities issued in replacement or substitution therefor, being herein called the "Senior Notes");

                  WHEREAS, it is a condition precedent to the above-described extensions of credit to the Company that (i) each of the Credit Parties shall have executed and delivered each of the Shared Security Documents (as hereinafter defined) to which it is a party and (ii) HET and HOC, as initial Minimum Payment Guarantors, HET, HOC and HNOMC, as initial Revolver Creditors, the Senior Note Trustee, on behalf of the Senior Note Holders, and the Collateral Agent shall have executed and delivered this Agreement; and

                  WHEREAS, the Minimum Payment Guarantors, the Revolver Creditors, the Senior Note Trustee and the Collateral Agent desire to enter into this Agreement to satisfy the conditions described in the preceding paragraph.


                  NOW, THEREFORE, it is agreed:

                  1. Appointment. The Secured Creditors, by their acceptance of the benefits of the Pledge Agreement, the Security Agreement, each Mortgage, and any other security agreements or security documents which may from time to time be executed and delivered by JCC Holding, the Company and/or any of their respective Subsidiaries to secure the obligations of the Credit Parties


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to the Secured Creditors (collectively, but excluding any security agreement which is for the sole purpose of creating the security interests described in
Section 11(h) hereof, the "Shared Security Documents") as required by the Minimum Payment Guaranty Documents, the Revolving Credit Documents or the Senior Note Documents, hereby designate The Bank of New York, as Collateral Agent, to act as specified herein and in each of the Shared Security Documents. Each Secured Creditor hereby irrevocably authorizes, and each holder of any Revolver Note or Senior Note by the acceptance of such Revolver Note or Senior Note shall be deemed irrevocably to authorize, the Collateral Agent to take such action on behalf of such Secured Creditor pursuant to this Agreement, the Shared Security Documents and any other documents and agreements referred to therein as the Collateral Agent is required to do in accordance with and subject to the provisions of this Agreement and the Shared Security Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized agents or employees.

                  2. Nature of Duties. (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein and in the Shared Security Documents. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for taking any action or refraining from taking or omitting to take any action hereunder or in connection with this Agreement or the Shared Security Documents, unless caused by its or their gross negligence or willful misconduct. The duties of the Collateral Agent shall be mechanical and administrative in nature only; the Collateral Agent shall not have by reason of the Shared Security Documents, any Minimum Payment Guaranty Document, any Revolving Credit Document or any Senior Note Document a fiduciary relationship in respect of any Secured Creditor; and nothing in the Shared Security Documents, any Minimum Payment Guaranty Document, any Revolving Credit Document or any Senior Note Document, express or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Shared Security Documents except as expressly set forth herein or therein.

                  (b) The Collateral Agent shall receive direction from the Required Secured Creditors as a condition precedent to giving any consent or approval, or commencing any enforcement action, under any Shared Security Document, the Casino Lease or the Casino Operating Contract and upon receipt thereof shall act in accordance with such direction, provided that the Collateral Agent shall have no liability for failing to give any such consent or approval, or failing to commence or take any such enforcement action, absent such direction.

                  3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Revolver Notes or Senior Notes, or at any


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time or times thereafter. The Collateral Agent shall not be responsible or liable to any Secured Creditor for any recitals, statements, information, covenants, agreements, representations or warranties herein, in any of the Shared Security Documents or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of any of the Shared Security Documents or any of the Collateral or the financial condition of any Credit Party or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Shared Security Documents, or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default.

                  4. Certain Rights of the Collateral Agent; Pari Passu in Priority of Liens; Non-Shared Collateral; Protective Advances; Etc. (a) Except as provided in Section 4(e) hereof, no Secured Creditor, acting alone or with other Secured Creditors not constituting the Required Secured Creditors, shall have the right to take any action with respect to (or against) any Collateral, or cause the Collateral Agent to take any action with respect to (or against) any Collateral, with only the Required Secured Creditors having the right to direct the Collateral Agent by written instruction in accordance with Section 4(f) hereof to take any such action. Except for actions required to be taken by the Collateral Agent in accordance with this Agreement or the Shared Security Documents, if the Required Secured Creditors shall fail to instruct the Collateral Agent with respect to any act or action (including failure to act and refrain from acting) in connection with this Agreement or the Shared Security Documents, the Collateral Agent shall be entitled to refrain from such act or taking such action, unless and until it shall have received written instructions from the Required Secured Creditors and, to the extent requested, and in addition to any agreement of indemnity herein contained appropriate indemnification in respect of actions to be taken or not taken (as the case may be), and the Collateral Agent shall not incur liability to any Secured Creditor or any other Person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting (x) hereunder or under any Shared Security Document in accordance with the instructions of the Required Secured Creditors or (y) under any Shared Security Document as provided for therein. As used herein, (1) the term "Required Secured Creditors" shall mean, at any time, those Secured Creditors which (in aggregate) at such time would constitute the Required Minimum Payment Guarantor Secured Creditors (but only if a Minimum Payment Guaranty is then in effect or if there are unpaid Minimum Payment Obligations which are then due and payable in an aggregate amount equal to or in excess of $1,000,000), the Required Revolver Creditors (but only if commitments to lend are then in effect pursuant to the Revolving Credit Agreement or there are unpaid Revolving Credit Agreement Obligations then outstanding in an aggregate amount equal to or in excess of $1,000,000) and the Required Senior Noteholders (so long as any Senior Note Obligations are then outstanding). Notwithstanding anything to the contrary contained in the immediately preceding sentence, (1) if at any time the principal of any Revolving Credit Agreement Obligations has been accelerated, or the maturity date with respect to any such Revolving Credit Agreement Obligations has occurred, and as a result thereof a payment Event of Default exists under the Revolving Credit Agreement, which payment Event of Default has continued in existence for at least 90 consecutive days after the date of such acceleration or maturity, and the Required Secured Creditors at such time (determined without regard to this


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


clause (1)) have not directed the Collateral Agent to commence enforcement proceedings pursuant to the Shared Security Documents, then so long as such payment Event of Default is continuing the Required Revolver Creditors shall constitute the Required Secured Creditors for (and only for) purposes of causing the Collateral Agent to commence enforcement proceedings pursuant to the Shared Security Documents, (2) if at any time any Minimum Payment Obligations in an aggregate amount in excess of $1,000,000 have not been paid when due (and remain unpaid) or have been accelerated, and as a result thereof a payment Event of Default exists under the Minimum Payment Guaranty Documents, which payment Event of Default has continued in existence for at least 90 consecutive days after the date of the initial occurrence thereof, and the Required Secured Creditors at such time (determined without regard to this clause (2)) have not directed the Collateral Agent to commence enforcement proceedings pursuant to the Shared Security Documents, then so long as such payment Event of Default is continuing the Secured Creditors holding at least a majority of the outstanding Minimum Payment Obligations subject to such payment Event of Default shall constitute the Required Secured Creditors for (and only for) purposes of causing the Collateral Agent to commence enforcement proceedings pursuant to the Security Documents and (3) if at any time the principal of any Senior Note Obligations has been accelerated or has become due and payable, in whole or in part, pursuant to the Senior Note Documents (whether upon stated maturity, required redemption or offer to purchase, or otherwise), and as a result thereof a payment Event of Default exists under the Senior Note Indenture, which payment Event of Default has continued in existence for at least 90 consecutive days after the date of such acceleration, maturity (in whole or in part) or declaration, and the Required Secured Creditors at such time (determined without regard to this clause (3)) have not directed the Collateral Agent to commence enforcement proceedings pursuant to the Shared Security Documents, then so long as such payment Event of Default is continuing the Required Senior Noteholders shall constitute the Required Secured Creditors for (and only for) purposes of causing the Collateral Agent to commence enforcement proceedings pursuant to the Security Documents; provided that in any such event specified in preceding clauses (1) through (3) the Secured Creditors who would constitute the Required Secured Creditors in the absence of this sentence shall have the right (but not the obligation) to direct the manner and method of enforcement so long as such directions do not materially delay or impair the taking of enforcement action.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent is authorized, but not obligated (and shall have no liability for its failure), (i) to take any action reasonably required to perfect or continue the perfection of the liens on the Collateral created by the Shared Security Documents for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have not yet been received, to take or omit to take any action which the Collateral Agent, in good faith, believes to be reasonably required or appropriate to promote and/or protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the Collateral Agent shall act or refrain from acting in accordance with such instructions and the Collateral Agent shall not take any further action which would be contrary thereto.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent shall not be required to take or refrain from taking, and shall have no liability to any Secured Creditor for taking or refraining from taking, any action that exposes or, in the good


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faith judgment of the Collateral Agent, may expose, the Collateral Agent or its officers, directors, agents or employees to personal liability (including, without limitation, taking title to any Collateral) unless the Collateral Agent shall be adequately indemnified as provided herein or that is, or in the good faith judgment of the Collateral Agent may be, contrary to this Agreement, the Casino Lease, the Casino Operating Contract, the Shared Security Documents or applicable law.

                  (d) The Minimum Payment Guarantors' liens, the Revolver Creditors' liens and the Senior Note Creditors' liens in all Collateral shall be subject to the priorities for distributions in accordance with the terms of
Section 11 hereof. The foregoing shall be effective at all times during the term of this Agreement, notwithstanding: (i) the initiation of any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to any Credit Party; (ii) the priorities which would otherwise result from the order of creation, attachment or perfection of any such lien; (iii) the taking of possession of any of the Collateral by the Collateral Agent, any Minimum Payment Guarantor, any Revolver Creditor or any Senior Note Creditor; (iv) the filing of any financing statement or the recording of any mortgage or other instrument in any recording office; (v) the order in which any of the Minimum Payment Obligations, the Revolving Credit Agreement Obligations or the Senior Note Obligations is created; (vi) whether any such lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside, invalidated or lapses; or (vii) any other matter whatsoever; and shall continue in full force and effect unless and until this Agreement shall have terminated in accordance with Section 17 hereof.

                  (e) Any Secured Creditor, but only with (and to the extent of) the prior written consent of the Required Secured Creditors (which consent shall expressly acknowledge that the respective advances constitute Protective Advances for purposes of this Agreement), may make advances for the protection of the Secured Creditors' interest in and lien on the Collateral ("Protective Advances") solely for (i) the payment of taxes and insurance required to be paid with respect to the Collateral, (ii) the payment of expenses to maintain the Collateral, and (iii) to the extent permitted by the Casino Lease, any payments required to cure any default under the Casino Lease; provided that no portion of the proceeds of Protective Advances shall be used to make any payments to HET, HOC or the manager of the Casino (or any of their Affiliates). Protective Advances by any Secured Creditor pursuant to this Section 4(e) may be made directly or by payment of such funds to the Collateral Agent to be applied by the Collateral Agent for such purposes as directed in writing by the advancing Secured Creditor. Any Protective Advances made pursuant to this Section 4(e), including any interest payable with respect thereto, shall form part of the Obligations of the applicable Credit Party to such Secured Creditor, which shall be fully secured pursuant to the Shared Security Documents, and shall be entitled to the benefits of the Shared Security Documents and this Agreement, even if the other Obligations of the respective Secured Creditor are repaid or if the respective Secured Creditor ceases to be a creditor with respect to such other Obligations.

                  (f) For purposes of this Agreement, each of the Minimum Payment Guarantors (as a group), the Revolver Creditors (as a group) and the Senior Note Creditors (as a group) shall appoint a Person as such Secured Creditors' authorized representative ("Authorized Representative") for the purpose of giving or delivering any notices or instructions hereunder or with respect to any Shared Security Document. Any instructions given by the Required Secured


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


Creditors to the Collateral Agent pursuant to this Agreement or under any Shared Security Document shall be in writing and signed by the Authorized Representative(s) of the various Secured Creditors comprising the Required Secured Creditors with respect to such instructions and such instructions shall certify to and for the benefit of the Collateral Agent that the Secured Creditors issuing or delivering such instructions constitute the Required Secured Creditors for purposes of this Section 4 and the instructions being delivered. The Collateral Agent shall be entitled to conclusively and absolutely rely on such instructions and certification as to the identity of the Required Secured Creditors with respect to such instructions, and the Collateral Agent shall not be required to take any action or make any inquiry, and shall not be liable to any Secured Creditor for failing or refusing to act, pursuant to any instructions which are not given or delivered by the Authorized Representative(s) of the various Secured Creditors comprising the Required Secured Creditors with respect to such instructions. The parties hereto acknowledge that the Authorized Representative of each of the Secured Creditors shall be (x) HET (or a successor designated by HET), in the case of the Minimum Payment Guarantors, (y) HET (or a successor designated by HET), in the case of the Revolver Creditors and (z) the Senior Note Trustee, in the case of the Senior Note Creditors.

                  5. Reliance; Interpretation. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or writing purportedly signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining to this Agreement or the Shared Security Documents and its duties hereunder and thereunder, upon advice of counsel selected by it. If, in its good faith judgment, the Collateral Agent reasonably believes that any instructions given or delivered pursuant to this Agreement or with respect to any Shared Security Document require judicial interpretation or are invalid or otherwise contrary to the provisions of this Agreement, the Casino Lease, the Casino Operating Contract, the Shared Security Documents or applicable law, the Collateral Agent shall have the right to petition a court of competent jurisdiction to determine the validity of, or otherwise interpret, any such instructions. In such event, the Collateral Agent shall not be required to carry out such instructions unless directed to do so, or it is determined that it may do so, by such court.

                  6. Reimbursement and Indemnification. (a) To the extent the Collateral Agent is not reimbursed and indemnified by the Company or any of the other Credit Parties under the respective Shared Security Documents to which they are a party, the Collateral Agent shall be entitled to reimbursement from the proceeds of Collateral, but the Collateral Agent shall have no claim against any Secured Creditor (other than against Minimum Payment Guarantors as, and to the extent, provided in Sections 6(c) and (d) hereof) for reimbursement or indemnification.

                  (b) Notwithstanding any provision of this Agreement or any Shared Security Document to the contrary, the Collateral Agent shall have the right to forbear from taking any action or exercising any remedy under any Shared Security Document or applicable law, including, without limitation, the foreclosure upon or the taking of title to any Collateral, if, in the good faith judgment of the Collateral Agent, the Collateral Agent or its officers, directors, agents or employees are not adequately indemnified by a Person acceptable to the Collateral Agent from any liability or claim (including, without limitation, any environmental liability or claim) by any


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


person or governmental authority which would result from the taking or refraining from taking of any such action or the exercise or refraining from exercising of any such remedy; provided that the Collateral Agent acknowledges that the indemnity provided in Sections 6(c) and (d) hereof shall be adequate, for purposes of this Section 6(b), for so long as such indemnity remains in effect and the initial Minimum Payment Guarantors (or successor Minimum Payment Guarantor or Minimum Payment Guarantors reasonably acceptable to the Collateral Agent) remain obligated hereunder.

                  (c) The Minimum Payment Guarantors hereby jointly, severally and in solido indemnify, save and hold harmless and agree to defend the Collateral Agent, its officers, directors, shareholders, employees, agents and representatives (the "Indemnified Parties") from and against any and all suits, causes of action, proceedings, claims, controversies, damages, liabilities, losses, demands, costs and expenses (including reasonable attorneys' fees and court costs) of any kind which may at any time be brought by any Person against, or incurred by, any Indemnified Party (collectively, "Liabilities"), arising from or relating to (i) this Agreement, any of the Shared Security Documents or any agreement or instrument to which the Collateral Agent is a party which is executed in connection herewith or therewith, (ii) any Collateral, and/or (iii) any act or omission of the Collateral Agent or any other Indemnified Party in connection with the taking of any action (or the refraining from taking any action) in accordance with and as provided in this Agreement or the Shared Security Documents, excluding, with respect to any of the foregoing, (x) any and all Liabilities caused by or resulting from the gross negligence or willful misconduct of any Indemnified Party and (y) any and all Liabilities to the extent such Liabilities are fully paid, satisfied or reimbursed by the Company or any other Person. The applicable Indemnified Party shall notify the Minimum Payment Guarantors in writing of any Liability subject to indemnification under this Section 6(c) then due and payable, which notice shall specify the amount of any such Liability and shall include reasonable documentation evidencing the payment or satisfaction of such Liability by such Indemnified Party or otherwise evidencing the obligation of such Indemnified Party to pay such Liability. The Minimum Payment Guarantors shall, within forty-five (45) days of receipt of such notice, pay or cause to be paid in full all amounts specified in such notice. The indemnity provided in this Section 6(c) shall be fully transferable to any successor collateral agent retained or engaged under Section 9 hereof upon the resignation of the Collateral Agent (but not upon the removal of the Collateral Agent by the Required Secured Creditors pursuant to Section 9(a) hereof).

                  (d) Notwithstanding anything to the contrary contained in any of the Shared Security Documents or any limitation on the Collateral Agent's fees contained therein, to the extent the fees (which, for purposes of this Section 6(d), shall include, without limitation, all reasonable fees incurred by the Collateral Agent in the performance of its obligations under this Agreement and/or the Shared Security Documents, to be reimbursed at the Collateral Agent's customary hourly rates) and expenses (including, without limitation, reasonable attorneys' fees and disbursements and out-of-pocket expenses) of the Collateral Agent as provided for and in connection with this Agreement are not timely paid by the Company or any other Person, the Minimum Payment Guarantors agree to reimburse and make whole the Collateral Agent for any such unpaid fees or other expenses within forty-five (45) days following written demand thereof from the Collateral Agent.


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


                  (e) To the extent any amounts are paid by any Minimum Payment Guarantor to the Collateral Agent pursuant to the provisions of preceding Sections 6(c) and/or (d), the respective Minimum Payment Guarantor shall be subrogated to the rights of the Collateral Agent to receive such amounts from the Company and/or from proceeds of distributions which would otherwise have been made to the Collateral Agent pursuant to Section 11(a)(i) hereof.

                  7. The Collateral Agent in its Individual Capacity. The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company or any Affiliate or Subsidiary of the Company as if it were not performing the duties specified herein or in the Shared Security Documents, and may accept fees and other consideration from the Company and/or any of its Affiliates and/or Subsidiaries for services in connection with the Revolving Credit Agreement, the other Revolving Credit Documents and otherwise without having to account for the same to the Secured Creditors; provided that the Collateral Agent shall use reasonable good faith efforts so that it at no time becomes a Revolver Creditor or a Senior Note Creditor; provided further, that the foregoing proviso shall in no event operate to prevent the Collateral Agent from acquiring all or any portion of the equity interests in any other Person which itself is a Revolver Creditor or a Senior Note Creditor (and as a result of which the Collateral Agent could become a Revolver Creditor or a Senior Note Creditor).

                  8. Holders. The Collateral Agent may deem and treat the payee of any Revolver Note or the registered owner of any Senior Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Revolver Note or the registered owner of any Senior Note shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Revolver Note or Senior Note or any Revolver Note or Senior Note issued in exchange therefor.

                  9. Resignation by the Collateral Agent. (a) The Collateral Agent may resign from the performance of all of its functions and duties under this Agreement and the Shared Security Documents at any time by giving thirty
(30) Business Days' prior written notice to the Company, the Minimum Payment Guarantors, HET and the Senior Note Trustee and may be removed at any time, with or without cause, by the Required Secured Creditors by written notice delivered to the Company, the Minimum Payment Guarantors, HET and the Senior Note Trustee, provided that such resignation or removal shall not take effect until a successor Collateral Agent shall have been appointed and such appointment shall have become effective in accordance with this Section 9.

                  (b) Upon receiving notice of any such resignation or removal, a successor Collateral Agent shall be appointed by the Required Secured Creditors; provided, however, that such successor Collateral Agent shall be (A) a bank or trust company having a combined capital and surplus of at least $100,000,000 subject to supervision or examination by a federal or state banking authority; (B) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent; and (C) qualified to act in such capacity pursuant to applicable Gaming Regulations, if required. If the appointment of such successor


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


shall not have become effective (as hereafter provided) within such thirty (30) Business Day period after the Collateral Agent shall have given such notice, then the Required Secured Creditors or the resigning Collateral Agent may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in this Section 9(b). The Secured Creditors hereby consent to such petition and appointment so long as such criteria are met.

                  (c) The resignation or removal of a Collateral Agent shall become effective only upon the execution and delivery of such documents or instruments as are necessary to transfer the rights and obligations of the Collateral Agent under this Agreement and the Shared Security Documents and the recording or filing of such documents, instruments or financing statements as may be necessary to maintain the priority and perfection of any security interests and liens granted by any Shared Security Document. Copies of each such document or instrument shall be delivered to each of the Company, the Minimum Payment Guarantors, HET and the Senior Note Trustee. The appointment of a successor Collateral Agent pursuant to this Section 9 shall become effective upon the acceptance of such appointment (and execution by such successor of the documents, instruments and/or financing statements referred to above) and such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent.

                  (d) After any resignation or removal hereunder of the Collateral Agent, the indemnification provisions of this Agreement shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was Collateral Agent.

                  10. Fees and Expenses of Collateral Agent. (a) In addition to the indemnification provisions contained in the various Shared Security Documents, the Company (by its execution and delivery hereof) hereby agrees that it shall pay to The Bank of New York, as the initial Collateral Agent, such fees as have been separately agreed to in writing with The Bank of New York for acting as Collateral Agent hereunder and under the Shared Security Documents. In the event a successor Collateral Agent is at any time appointed pursuant to
Section 9 of this Agreement, the Company hereby agrees to pay such successor Collateral Agent such reasonable fees for acting as such as would customarily be charged by such Collateral Agent for acting in such capacity in similar situations.

                  (b) In addition, the Company, by its execution and delivery hereof, agrees to pay all reasonable out-of-pocket costs and expenses of the Collateral Agent in connection with this Agreement and/or the Shared Security Documents and/or any actions taken by the Collateral Agent hereunder or thereunder, and agrees to pay all costs and expenses of the Collateral Agent in connection with the enforcement of, or its taking or refraining from taking any act with respect to, this Agreement or any of the Shared Security Documents and/or any of the documents and instruments referred to herein or therein (including, without limitation, reasonable fees and disbursements of counsel for the Collateral Agent).

                  11. Application of Proceeds. (a) All moneys received by the Collateral Agent upon any sale or other disposition of any Collateral pursuant to the enforcement of any of the Shared Security Documents or the exercise of any of the remedial provisions thereof, together with all other moneys received by the Collateral Agent hereunder or under the Shared Security Documents as a result of any such enforcement or the exercise of any such remedial provisions or as a result of any distribution of any Collateral upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of any Credit Party, or the application of any Collateral to the payment thereof or any distribution of the Collateral upon the liquidation or dissolution of any Credit Party, or the winding up of the assets or business of any Credit Party, or under the Mortgage Policies (if any) or otherwise payable under any Shared Security Documents, shall be applied as follows:

                 (i) first, to the payment of all amounts owing to the Collateral Agent of the type described in clauses (v), (vi) and (vii) of the definition of "Obligations" and, thereafter, to all amounts owing to any Minimum Payment Guarantor of the type described in clause
         (v) of the definition of "Obligations";

                (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding First Priority Secured Obligations shall be paid to the Secured Creditors as provided in Section 11(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding First Priority Secured Obligations or, if the proceeds are insufficient to pay in full all such First Priority Secured Obligations, such Secured Creditor's Pro Rata Share of the amount remaining to be distributed;

               (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Second Priority Secured Obligations shall be paid to the Secured Creditors as provided in Section 11(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Second Priority Secured Obligations or, if the proceeds are insufficient to pay in full all such Second Priority Secured Obligations, such Secured Creditor's Pro Rata Share of the amount remaining to be distributed;

                (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Third Priority Secured Obligations shall be paid to the Secured Creditors as provided in Section 11(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Third Priority Secured Obligations or, if the proceeds are insufficient to pay in full all such Third Priority Secured Obligations, such Secured Creditor's Pro Rata Share of the amount remaining to be distributed;

                 (v) fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, an amount equal to the outstanding Fourth Priority Secured Obligations shall be paid to the Secured Creditors as provided in Section 11(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding

         Fourth Priority Secured Obligations or, if the proceeds are insufficient to pay in full all such Fourth Priority Secured Obligations, such Secured Creditor's Pro Rata Share of the amount remaining to be distributed;

                (vi) sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (v), inclusive, an amount equal to the outstanding Fifth Priority Secured Obligations shall be paid to the Secured Creditors as provided in Section 11(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Fifth Priority Secured Obligations or, if the proceeds are insufficient to pay in full all such Fifth Priority Secured Obligations, such Secured Creditor's Pro Rata Share of the amount remaining to be distributed; and

               (vii) seventh, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (vi), inclusive, and following the termination of this Agreement pursuant to
         Section 17 hereof, to the respective Credit Party under its respective Shared Security Document, or to whomever may be lawfully entitled to receive such surplus.

                  (b) For purposes of this Agreement (i) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's First Priority Secured Obligations, Second Priority Secured Obligations, Third Priority Secured Obligations, Fourth Priority Secured Obligations or Fifth Priority Secured Obligations, as the case may be, and the denominator of which is the then outstanding amount of all First Priority Secured Obligations, Second Priority Secured Obligations, Third Priority Secured Obligations, Fourth Priority Secured Obligations or Fifth Priority Secured Obligations, as the case may be, (ii) "First Priority Secured Obligations" shall mean all principal of, interest on, and other amounts owing to the Secured Creditors with respect to the Protective Advances, if any, made by them in accordance with the requirements of Section 4(e) of this Agreement, (iii) "Second Priority Secured Obligations" shall mean, with respect to the Minimum Payment Obligations, all obligations pursuant to the Minimum Payment Guaranty Documents in respect of amounts advanced pursuant to one or more Minimum Payment Guaranties, and any indemnities, fees and expenses, enforcement costs (including reasonable attorneys' fees) and interest on such obligations in accordance with the terms of the relevant Minimum Payment Guaranty Documents, (iv) "Third Priority Secured Obligations" shall mean all principal of, and interest on, all loans under the Revolving Credit Agreement and the aggregate amount of all unpaid reimbursement obligations (together with all interest accrued thereon) with respect to letters of credit issued (or assumed) pursuant to the Revolving Credit Agreement, the aggregate undrawn amounts of all letters of credit issued pursuant to the Revolving Credit Agreement and all regularly accruing fees owing by the Company under the Revolving Credit Agreement as same relate to the foregoing extensions of credit or commitments in respect thereof, and all indemnities, fees and expenses, enforcement costs (including reasonable attorneys' fees) and interest on or relating to the foregoing obligations, extensions of credit or commitments in respect thereof, (v) "Fourth Priority Secured Obligations" shall mean all principal of, and accrued and unpaid interest on, the Senior Notes and (vi) "Fifth Priority Secured Obligations" shall mean all Obligations other than First Priority Secured Obligations, Second Priority Secured Obligations, Third Priority Secured

Obligations and Fourth Priority Secured Obligations. Notwithstanding anything to the contrary contained elsewhere in this Agreement, to the extent that, after the date of this Agreement, the relevant Secured Creditors amend or modify the Minimum Payment Guaranty Documents or Revolving Credit Documents in a manner which has the effect of increasing the outstanding principal amount (for this purpose, treating the face amount of outstanding letters of credit and unreimbursed drawings with respect to letters of credit as principal) of Second Priority Secured Obligations or Third Priority Secured Obligations above the principal amounts thereof as then in effect (excluding any waivers or amendments to the Revolving Credit Documents which (x) make available Third Priority Secured Obligations which would otherwise not be available to the extent that the principal amount thereof is not increased above $35 million, (y) defer or capitalize accrued and unpaid interest or (z) in the case of Revolving Credit Agreement Obligations incurred pursuant to any refinancing, increases to the principal amount thereof to the extent (i) accrued and unpaid interest and/or other amounts owing with respect to the refinanced indebtedness is refinanced and/or (ii) of the fees and expenses incurred in connection with the refinancing indebtedness), any such increased principal amounts (but only to the extent of such increase) shall constitute Fifth Priority Secured Obligations rather than obligations with the higher priority indicated above in this Section 11(b).

                  (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 11 only) (i) first, to their First Priority Secured Obligations, (ii) second, to their Second Priority Secured Obligations, (iii) third, to their Third Priority Secured Obligations, (iv) fourth, to their Fourth Priority Secured Obligations and (v) fifth, to their Fifth Priority Secured Obligations.

                  (d) Each of the Secured Creditors agrees and acknowledges that if the Revolver Creditors are to receive a distribution on account of undrawn amounts with respect to letters of credit issued pursuant to the Revolving Credit Agreement (which shall only occur after all outstanding loans and all unpaid reimbursement obligations with respect to drawn letters of credit have been paid in full), such amounts shall be paid to HET and held by it, for the equal and ratable benefit of the Revolver Creditors holding Third Priority Secured Obligations, as cash security for the repayment of all Third Priority Secured Obligations owing to the Revolver Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding letters of credit issued pursuant to the Revolving Credit Agreement, and after the application of all such cash security to the repayment of all Third Priority Secured Obligations after giving effect to the termination of all such letters of credit, if there remains any excess cash, such excess cash shall be returned by HET to the Collateral Agent for distribution in accordance with Section 11(a) hereof.

                  (e) All payments required to be made hereunder shall be made
(w) if to the Collateral Agent, directly to the Collateral Agent, (x) if to the Minimum Payment Guarantors, directly to the respective Minimum Payment Guarantors (including, if to HET, directly to HET), (y) if to the Revolver Creditors, directly to the respective Revolver Creditors and (z) if to the Senior Note Creditors, to the Senior Note Trustee for the account of (and for distribution to) the Senior Note Creditors. All amounts so distributed shall be applied in accordance with the requirements of this Section 11.

                  (f) For purposes of applying payments received in accordance with this Section 11, the Collateral Agent shall be entitled to rely upon the Authorized Representative of the respective Secured Creditors, on behalf thereof, for a determination (which such Authorized Representative shall provide to the Collateral Agent in writing upon the request of the Collateral Agent, prior to the distribution of any monies by the Collateral Agent) of the outstanding Second Priority Secured Obligations, Third Priority Secured Obligations, Fourth Priority Secured Obligations and Fifth Priority Secured Obligations owed to the Minimum Payment Guarantors, the Revolver Creditors or the Senior Note Creditors, as the case may be. For purposes of applying payments received in accordance with this Section 11, the Collateral Agent shall be entitled to rely upon the Authorized Representatives for each class of Obligations at such time to be taken into account for purposes of determining the Required Secured Creditors for a determination of the First Priority Secured Obligations then outstanding. Unless it has actual knowledge (including by way of written notice from a Minimum Payment Guarantor, a Revolver Creditor or a Senior Note Creditor through an Authorized Representative thereof) to the contrary, the Minimum Payment Guarantors, the Revolver Creditors, the Senior Note Trustee and each Authorized Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no First Priority Secured Obligations and no Fifth Priority Secured Obligations are outstanding. Unless it has actual knowledge to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no First Priority Secured Obligations are in existence.

                  (g) It is understood and agreed that the Company shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral thereunder and the aggregate amount of the sums referred to in clauses (i) through (vi), inclusive, of Section 11(a) of this Agreement.

                  (h) The Secured Creditors and the Collateral Agent acknowledge that the Minimum Payment Guarantors have been granted a security interest in the House Bank to secure the Minimum Payment Obligations maintained at the Casino and that no Secured Creditor (other than the Minimum Payment Guarantors) shall have a lien or other security interest in the House Bank. Upon the occurrence and during the continuance of an Event of Default under the Minimum Payment Obligations and provided that there are then no operations at the Casino, the Minimum Payment Guarantors agree to fully enforce and realize upon the security interest in the House Bank (and apply all proceeds thereof to the Minimum Payment Obligations) prior to applying the proceeds of any other Collateral to the Minimum Payment Obligations as set forth in this Section 11.

                  12. Definitions. The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

                  "Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling, (including, but not limited to, all directors, officers and partners of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 30% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such

Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall have the meaning provided in the first paragraph of this Agreement.

                  "Authorized Representative" shall have the meaning provided in
Section 4(f) of this Agreement.

                  "Canal Development" shall mean JCC Canal Development, L.L.C., a Louisiana limited liability company.

                  "Casino" shall mean the Company's casino located at the site of the former Rivergate Convention Center in New Orleans, Louisiana.

                  "Casino Lease" shall mean the Amended and Restated Lease Agreement among Rivergate Development Corporation as landlord, the Company, as tenant, and the City of New Orleans, as intervenor, dated as of March 30, 2001, as amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Casino Operating Contract" means the Amended and Renegotiated Casino Operating Contract among Harrah's Jazz Company, a Louisiana general partnership, the Company, and the State of Louisiana, by and through the LGCB, dated October 30, 1998, as amended by that certain First Amendment to Amended and Renegotiated Casino Operating Contract dated October 19, 1999 and further amended by the Second Amendment to Amended and Renegotiated Casino Operating Contract dated March 30, 2001, as amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Class" shall have the meaning provided in Section 16 hereof.

                  "Collateral" shall mean all "Collateral" (or similar defined term) under, and as defined in, the Shared Security Documents.

                  "Collateral Agent" shall mean (x) with respect to this Agreement, The Bank of New York acting in its capacity as collateral agent hereunder and (y) with respect to the Shared Security Documents, The Bank of New York for the benefit of the Secured Creditors in its capacity as (i) "Collateral Agent" under, and as defined in, the Security Agreement, (ii) "Pledgee" under, and as defined in, the Pledge Agreement or (iii) "Mortgagee" under, and as defined in, the Mortgages, in each case, to include any successor collateral agent hereunder and under the Shared Security Documents.

                  "Company" shall mean Jazz Casino Company, L.L.C., a Louisiana limited liability company.

                  "Credit Party" shall mean and include JCC Holding, the Company and each Subsidiary of JCC Holding or the Company that is party to any Shared Security Document.

                  "Default" shall mean any event which, with notice or lapse of time, or both, would become an Event of Default.

                  "Event of Default" shall mean any Event of Default under, and as defined in, any Minimum Payment Guaranty Document, the Revolving Credit Agreement or the Senior Note Indenture, any payment default under any Shared Security Document and shall in any event, include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.

                  "Fifth Priority Secured Obligations" shall have the meaning provided in Section 11(b) hereof.

                  "First Priority Secured Obligations" shall have the meaning provided in Section 11(b) hereof.

                  "Fourth Priority Secured Obligations" shall have the meaning provided in Section 11(b) hereof.

                  "Fulton Development" shall mean JCC Fulton Development, L.L.C., a Louisiana limited liability company.

                  "Gaming Regulations" shall mean the laws, rules, regulations and orders applicable to the gaming business of the Company or any of its Subsidiaries, or any other Credit Party, as in effect from time to time, including the Louisiana Economic Development and Gaming Corporation Act (La. R.S. Section 27:201, et seq.) and the policies, interpretations and administration thereof by the governmental authorities charged with their administration and enforcement, including the LGCB.

                  "HET" shall have the meaning provided in the first paragraph of this Agreement.

                  "HET/JCC Agreement" shall have the meaning provided in the Recitals to this Agreement.

                  "HNOMC" shall have the meaning provided in the first paragraph of this Agreement.

                  "HOC" shall have the meaning provided in the first paragraph of this Agreement.

                  "JCC Development" shall mean JCC Development Company, L.L.C., a Louisiana limited liability company.

                  "JCC Holding" shall mean JCC Holding Company, a Delaware corporation.

                  "LGCB" mean the Louisiana Gaming Control Board and its successors and assigns.

                  "Minimum Payment Guarantor" shall have the meaning provided in the first paragraph of this Agreement.

                  "Minimum Payment Guaranty" shall mean the initial Minimum Payment Guaranty issued on or before the Plan Effective Date by HET and HOC, and any substitute or successor Minimum Payment Guaranty (as defined in Section 25.1 of the Casino Operating Contract) from time to time issued by HET, HOC or any other Minimum Payment Guarantor, in each case so long as (x) the respective Minimum Payment Guaranty is issued without causing a breach, violation or default under any of the provisions of the Revolving Credit Agreement, or the relevant provisions of any other Secured Debt Agreement and (y) each party thereto as a Minimum Payment Guarantor becomes a party to this Agreement in accordance with the provisions of Section 21 hereof.

                  "Minimum Payment Guaranty Documents" shall mean each Minimum Payment Guaranty, the HET/JCC Agreement and any successor or replacement agreement to the HET/JCC Agreement entered into with one or more Minimum Payment Guarantors, in each case so long as the provisions of such successor agreements do not violate the relevant provisions of the Revolving Credit Agreement or the relevant provisions of any Secured Debt Agreement.

                  "Minimum Payment Obligations" shall have the meaning provided in clause (ii) of the definition of "Obligations."

                  "Mortgage" shall mean, collectively, (i) the Act of Mortgage and Collateral Assignment dated as of the date hereof by the Company, as mortgagor, in favor of the Collateral Agent, as mortgagee for the benefit of the Secured Creditors, (ii) the Act of Mortgage and Collateral Assignment dated as of the date hereof by JCC Development, as mortgagor, in favor of the Collateral Agent, as mortgagee for the benefit of the Secured Creditors, (iii) the Act of Mortgage and Collateral Assignment dated as of the date hereof by Fulton Development, as mortgagor, in favor of the Collateral Agent, as mortgagee for the benefit of the Secured Creditors, (iv) the Act of Mortgage and Collateral Assignment dated as of the date hereof by Canal Development, as mortgagor, in favor of the Collateral Agent, as mortgagee for the benefit of the Secured Creditors and (v) any mortgage, deed of trust, assignment of leases or rents or similar document executed and delivered at any time after the date of this Agreement by JCC Holding or any of its Subsidiaries to secure any of the Obligations.

                  "Mortgage Policies" shall mean any and all mortgagee title insurance policies in favor of the Collateral Agent or the Secured Creditors with respect to any property at any time mortgaged pursuant to any Mortgage.

                  "Mortgage Release Provisions" shall mean the respective provisions designated below of the Mortgages described in clauses (ii) through
(iv), inclusive, of the definition of Mortgage contained herein, as follows:

                  (i) Section 34 of the Mortgage described in clause (ii) of the definition of Mortgage contained herein;

                  (ii) Section 32 of the Mortgage described in clause (iii) of the definition of Mortgage contained herein; and

                  (iii) Section 32 of the Mortgage described in clause (iv) of the definition of Mortgage contained herein.

                  "Obligations" shall mean all of the Company's obligations with respect to:

                 (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on all Protective Advances made in accordance with the requirements of Section 4(e) of this Agreement and (y) all other obligations and indebtedness (including, without limitation, indemnities, fees and expenses, enforcement costs (including reasonable attorneys' fees) and interest on such obligations and indebtedness), of each Credit Party to the Secured Creditors, whether now existing or hereafter incurred, to the extent relating to Protective Advances made in accordance with Section 4(e) of this Agreement and the due performance and compliance by each Credit Party with all the terms, conditions and agreements relating to such Protective Advances (all such principal, interest, obligations and liabilities described in this clause (i) being herein collectively called the "Protective Advance Obligations");

                (ii) the full and prompt payment when due (whether at the date of maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, fees and expenses, enforcement costs (including reasonable attorneys' fees) and interest on such obligations and indebtedness) of the Company and any other Credit Party to the Minimum Payment Guarantors now existing or hereafter incurred under, arising out of, or in connection with any Minimum Payment Guaranty Document (including, without limitation, all such obligations and indebtedness under the Minimum Payment Guaranty) to which it is a party (in each case, to the extent such obligations and indebtedness relate to the Minimum Payment Guaranty) and the due performance and compliance by the Company and each such Credit Party with all of the terms, conditions and agreements contained in each such Minimum Payment Guaranty Document (all such principal, interest, obligations and liabilities described in this clause (ii) being herein collectively called the "Minimum Payment Obligations");

               (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the notes issued by, and loans made to, the Company under the Revolving Credit Agreement and all reimbursement obligations and unpaid drawings (together with interest thereon) with respect to the letters of credit issued (or assumed) under the Revolving Credit Agreement and (y) all other obligations and indebtedness (including, without limitation, indemnities, fees and expenses, enforcement costs (including reasonable attorneys' fees) and interest on such obligations and indebtedness), of each Credit Party to the Revolver Creditors, whether now existing or hereafter incurred under, arising out of or in connection with the Revolving Credit Agreement and the other Revolving Credit Documents and the due performance and compliance by each Credit Party with all of the terms, conditions and agreements contained in the Revolving Credit Agreement and the other Revolving Credit Documents

         (all such principal, interest, obligations and liabilities described in this clause (iii) being herein collectively called the "Revolving Credit Agreement Obligations");

                (iv) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, and premium, if any, and interest on the Senior Notes and (y) all other obligations and indebtedness (including, without limitation, indemnities, fees and expenses, enforcement costs (including reasonable attorneys' fees) and interest on such obligations and indebtedness) of each Credit Party to the Senior Note Creditors, whether now existing or hereafter incurred under, arising out of or in connection with the Senior Notes, the other Senior Note Documents and the Shared Security Documents and the due performance and compliance by each Credit Party with all of the terms, conditions and agreements contained in the Senior Notes, the other Senior Note Documents and the Shared Security Documents (all such obligations and liabilities described in this clause (iv) being herein collectively called the "Senior Note Obligations");

                (v) any and all amounts owing to the Collateral Agent pursuant to, or as referenced in, this Agreement or any Shared Security Document, and any and all amounts (but without any interest thereon) owing to any Minimum Payment Guarantor pursuant to the subrogation provisions contained in Section 6(e) hereof; provided that with respect to the amounts described above as owing to any Minimum Payment Guarantor pursuant to the subrogation provisions contained in Section 6(e) hereof, the respective amount paid by the Minimum Payment Guarantor to the Collateral Agent shall have been actually due and owing to the Collateral Agent at the time of the respective payment by such Minimum Payment Guarantor;

                (vi) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; and

                (vii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Company referred to in clauses (i), (ii), (iii) and (iv), after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder or under the Shared Security Documents, together with reasonable attorneys' fees and court costs.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan Effective Date" shall mean the "Effective Date" as defined in the Plan of Reorganization (as defined in the Revolving Credit Agreement as originally in effect).

                  "Pledge Agreement" shall mean the Pledge Agreement, dated as of March 30, 2001, among JCC Holding and various of its Subsidiaries, as Pledgors, and the Collateral Agent, as Pledgee for the benefit of the Secured Creditors, as amended, modified or supplemented from time to time.

                  "Pro Rata Share" shall have the meaning provided in Section 11(b) hereof.

                  "Protective Advance Obligations" shall have the meaning provided in clause (i) of the definition of "Obligations."

                  "Protective Advances" shall have the meaning provided in
Section 4(e) hereof.

                  "Qualified Person" shall mean, with respect to any Revolver Creditor party to the Revolving Credit Agreement on the date hereof or that becomes a Revolver Creditor pursuant to the relevant provisions of the Revolving Credit Agreement, a commercial bank, financial institutions or other "accredited investor" (as defined in Regulation D of the Securities Act), which shall not have been found unsuitable under, and, to the extent necessary, shall have qualified or be presumed suitable under, the Gaming Regulations applicable to lenders and the Casino Operating Contract.

                  "Required Creditors" shall mean the requisite percentage of Secured Creditors which are needed to take actions with respect to a given Class of Obligations, i.e., whether the Required Minimum Payment Guarantor Secured Creditors, the Required Revolver Creditors or the Required Senior Noteholders.

                  "Required Minimum Payment Guarantor Secured Creditors" shall mean, at any time, the Minimum Payment Guarantor or Minimum Payment Guarantors which are designated as such pursuant to any then outstanding Minimum Payment Guaranty or, if no such Minimum Payment Guaranty is then outstanding, are owed amounts which are then due and payable (and have not yet been paid) pursuant to the respective Minimum Payment Guaranty Documents (or if, pursuant to the terms of the Minimum Payment Guaranty Documents, less than 100% of such Minimum Payment Guarantors are required to take actions hereunder, such lesser percentage as may be specified in the respective Minimum Payment Guaranty Documents).

                  "Required Revolver Creditors" shall have the meaning assigned that term in the Revolving Credit Agreement.

                  "Required Secured Creditors" shall have the meaning provided in Section 4 hereof.

                  "Required Senior Noteholders" shall mean the "Required Holders" under, and as defined in, the Senior Note Indenture.

                  "Revolver Creditors" shall have the meaning provided in the first paragraph of this Agreement.

                  "Revolver Note" shall mean each promissory note issued from time to time pursuant to the Revolving Credit Agreement.

                  "Revolving Credit Agreement" shall have the meaning provided in the Recitals to this Agreement.

                  "Revolving Credit Agreement Obligations" shall have the meaning provided in clause (iii) of the definition of "Obligations".

                  "Revolving Credit Documents" shall mean the Revolving Credit Agreement and each instrument or document executed and delivered pursuant to or in connection therewith, including without limitation all "Credit Documents" under, and as defined in, the Revolving Credit Agreement as in effect on the date hereof.

                  "Second Priority Secured Obligations" shall have the meaning provided in Section 11(b) hereof.

                  "Secured Creditors" shall have the meaning provided in the first paragraph of this Agreement.

                  "Secured Debt Agreements" shall mean and include the Shared Security Documents, the Minimum Payment Guaranty Documents, the Revolving Credit Documents and the Senior Note Documents.

                  "Security Agreement" shall mean the Security Agreement, dated as of March 30, 2001, among JCC Holding and various of its Subsidiaries as assignors, and the Collateral Agent, as secured party for the benefit of the Secured Creditors as amended, modified or supplemented from time to time.

                  "Senior Note Creditors" shall have the meaning provided in the first paragraph of this Agreement.

                  "Senior Note Documents" shall have the meaning provided in the Recitals to this Agreement.

                  "Senior Note Holders" shall have the meaning provided in the first paragraph of this Agreement.

                  "Senior Note Indenture" shall have the meaning provided in the Recitals to this Agreement.

                  "Senior Note Obligations" shall have the meaning provided in clause (iv) of the definition of "Obligations."

                  "Senior Note Trustee" shall have the meaning provided in the first paragraph of this Agreement.

                  "Senior Notes" shall have the meaning provided in the Recitals to this Agreement.

                  "Shared Security Documents" shall have the meaning provided in
Section 1 hereof.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Third Priority Secured Obligations" shall have the meaning provided in Section 11(b) hereof.

                  13. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed as follows:

                  (a)    if to the Company, at:

                                  One Canal Place
                                  365 Canal Street - Suite 900
                                  New Orleans, Louisiana 70130
                                  Telephone:  (504) 533-6017
                                  Telecopy:  (504) 533-6185
                                  Attention:  President

                  (b)    if to the Revolver Creditors, at each of the following:

                                  One Harrah's Court
                                  Las Vegas, NV 89119-4312
                                  Telephone: 702-407-6406
                                  Telecopy: 702-407-6405
                                  Attention:  Chuck Atwood

                                  One Harrah's Court
                                  Las Vegas, NV 89119-4312
                                  Telephone: 702-407-6393
                                  Telecopy: 702-407-6418
                                  Attention:  Steve Brammell

                                  1023 Cherry Road
                                  Memphis, TN 38117
                                  Telephone: 901-537-3439
                                  Telecopy: 901-537-3443
                                  Attention:  Tom Evans

                  (c)    if to the Collateral Agent, at:

                               The Bank of New York
                               10161 Centurion Parkway
                               Jacksonville, FL  32256
                               Telephone:  (800) 705-0384
                               Telecopy:  (904) 645-1979
                               Attention:  Cynthia Moore

                  (d)    if to the Senior Note Trustee, at:

                               Wells Fargo Bank Minnesota, National Association, 6th and Marquette
                               MAC-N9303-120
                               Minneapolis, Minnesota 55479
                               Telephone:  (612) 667-9764
                               Telecopy:  (612) 667-9825
                               Attention: Corporate Trust Department


                  (e) if to any Senior Note Holder, to the Senior Note Trustee at its address set forth above;

                  (f)    if to any Minimum Payment Guarantor at:

                               Harrah's Entertainment, Inc.
                               One Harrah's Court
                               Las Vegas, NV 89119
                               Telephone:  (702) 407-6393
                               Telecopy:  (702) 579-2671
                               Attention:  General Counsel

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder;

                  (g) in addition to any other notices required or permitted to be given pursuant to this Agreement, the Collateral Agent shall promptly provide to each Authorized Representative (in accordance with the foregoing provisions of this Section 13) copies of any notices received by the Collateral Agent under or with respect to any of the Shared Secured Documents, the Casino Operating Contract or the Casino Lease.

                  (h) In addition to any other notices required or permitted to be given pursuant to this Agreement, the Collateral Agent shall, promptly after its taking any enforcement action pursuant to this Agreement or any of the Shared Security Documents, give the LGCB (at the address provided in the following sentence) written notice of the enforcement action so taken; provided that any failure or delay in giving any such notice shall not affect or impair the validity of any such enforcement action and shall give rise to no liability on the part of the Collateral Agent or any Secured Creditor. All notices to the LGCB pursuant to this sentence shall be mailed (or sent by reputable courier) to the LGCB at the following address (or such other address as the

LGCB furnishes to the Collateral Agent from time to time for its receipt of notices pursuant to this Section):

                             Louisiana Gaming Control Board
                             9100 Bluebonnet Centre Blvd.
                             Suite 500
                             Baton Rouge, LA  70809
                             Attention:  Chairman

                  14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  15. Miscellaneous. This Agreement shall be binding upon the parties hereto (including the Credit Parties) and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. Any Person that becomes a Secured Creditor after the date hereof by its provision of any Minimum Payment Guaranty or its acceptance of any Revolver Note, any Senior Note or the benefits of any Shared Security Document, as the case may be, shall be bound by the terms hereof. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

                  16. Amendment or Waiver of this Agreement and the Shared Security Documents Payment; Notice of Acceleration. (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Required Revolver Creditors, the Required Minimum Payment Guarantor Secured Creditors, the Senior Note Trustee (with the consent of the Required Senior Noteholders) and the Collateral Agent; provided, however, that if any such change, waiver, modification or variance adversely affects any Credit Party, the written consent of such Credit Party shall also be required.

                  (b) None of the terms and conditions of any Shared Security Document may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the applicable Credit Party thereto and the Collateral Agent with the written consent of the Required Secured Creditors (and, to the extent such change, waiver, modification or variance results in the release of all or substantially all of the Collateral pursuant to all the Shared Security Documents, with the consent of each Senior Note Holder); provided, however, that (1) any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Required Creditors of such affected Class and (2) any change, waiver, modification or variance to (a) any of the Mortgage Release Provisions contained in the Mortgages described in clauses (ii) through (iv), inclusive, of the definition of Mortgage contained herein, (b) any provision contained in any Mortgage described in clauses (i) through (iv), inclusive, of the definition of Mortgage contained herein, stating a maximum amount secured thereby to the extent that the maximum amount is decreased or (c) any granting clause in any Mortgage (or otherwise effect any release or partial release, other than in accordance with the Mortgagee Release Provisions) described in clause (i) through (iv), inclusive, of the definition of Mortgage contained herein, that releases or decreases the amount of Collateral subject to the respective Mortgage (unless, in the case of a partial release, the respective mortgagor certifies that the Collateral so released is not necessary to the continued use of or conduct of business, if any, on the respective property subject to such Mortgage) shall in any event as described in sub-clauses (a), (b) and (c) of this clause (2) require the written consent of both (x) the Required Revolving Creditors and (y) the Required Senior Noteholders. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (w) any Secured Creditors which have made Protective Advances, with respect to such Protective Advances, (x) the Minimum Payment Guarantors as holders of the Minimum Payment Obligations, (y) the Revolver Creditors as holders of the Revolving Credit Agreement Obligations or (z) the Senior Note Holders as holders of the Senior Note Obligations. Notwithstanding anything to the contrary contained above, additional Credit Parties may be added as parties to the various Shared Security Documents in accordance with the terms thereof (and without requiring any consent as otherwise contemplated by this Section 16(b)) and, to the extent provided in
Section 17 hereof, Collateral and/or various Credit Parties may from time to time be released pursuant to the Shared Security Documents in accordance with the provisions of said Section 17 (and without the requirement of any additional vote pursuant to this Section 16).

                  (c) Each of the Minimum Payment Guarantors, the Revolver Creditors and the Senior Note Trustee agrees to deliver to the Collateral Agent and to the others:

                 (i) in the case of the Revolver Creditors, prompt written notice of the acceleration of the Revolving Credit Agreement Obligations (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Company), although the failure to deliver any such notice shall not affect the validity of such acceleration;

                (ii) in the case of the Senior Note Trustee, prompt written notice of the acceleration of the Senior Note Obligations (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Company), although the failure to deliver any such notice shall not affect the validity of such acceleration; and

               (iii) in the case of the Minimum Payment Guarantors, prompt written notice of any non-renewal of any then outstanding Minimum Payment Guaranty or any acceleration of any Minimum Payment Obligations (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Company), although the failure to deliver any such notice shall not affect the validity of any such non-renewal or acceleration.

                  17. Termination; Release. (a) This Agreement shall terminate on the first date upon which (i) no Protective Advances are outstanding (and if any Protective Advances have theretofore been made, all amounts owing in respect of Protective Advance Obligations shall have been indefeasibly been paid in full), (ii) all theretofore outstanding Minimum Payment Guaranties have expired in accordance with their terms and all Minimum Payment Obligations which are then due and payable have been indefeasibly paid in full, (iii) all commitments under, and letters of credit issued pursuant to, the Revolving Credit Agreement have terminated, and no Revolver Note issued thereunder remains outstanding and all Revolving Credit Agreement Obligations have been indefeasibly paid in full and
(iv) no Senior Notes remain outstanding and all Senior Note Obligations have been indefeasibly paid in full.

                  (b) In the event that any property subject to any Mortgage (excluding the Mortgage described in clause (i) of the definition thereof contained herein) is sold or disposed of in a transaction whereby a release of the Mortgage on such property is permitted pursuant to Section 10(c) of the Senior Note Indenture, and so long as the respective release does not give rise to a violation of any of the provisions of the Secured Debt Agreements then in effect, and so long as the respective Credit Party certifies to the Collateral Agent that such release is permitted pursuant to Section 10.5(c) of the Senior
Note Indenture and does not give rise to a violation of the terms of any of the Secured Debt Agreements, the Collateral Agent, at the request and expense of the respective Credit Party, shall release the respective Mortgage pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent.

                  (c) In addition to releases pursuant to preceding clause (b), in the event that any part of the Collateral (excluding property subject to any of the Mortgages described in clauses (i) through (iv) of the definition thereof contained herein, which can be released only pursuant to the provisions thereof) is sold or otherwise disposed of in connection with a sale or other disposition permitted by the relevant provisions of the Minimum Payment Guaranty Documents, the Revolving Credit Agreement and the Senior Note Indenture or is otherwise released at the direction of the Required Minimum Payment Secured Creditors, the Required Revolver Creditors and, unless the release is permitted pursuant to the terms of the Senior Note Indenture, the Senior Note Trustee acting at the direction of the Required Senior Noteholders (and all the Revolver Creditors and all Senior Note Holders in the case of a release of all or substantially all of the Collateral under all the Shared Security Documents) and so long as the respective Credit Party under the respective Shared Security Document certifies to the Collateral Agent that such sale or other disposition or clause is permitted by the Minimum Payment Guaranty Documents, the Revolving Credit Agreement and the Senior Note Indenture and the proceeds of such sale or other disposition or from such release shall be applied in the manner, if any, required by the Minimum Payment Guaranty Documents, the Revolving Credit Agreement and the Senior Note Indenture, the Collateral Agent, at the request and expense of the respective Credit Party will duly assign, transfer and deliver to the respective Credit Party (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement or the Shared Security Documents.

                  (d) At any time that any Credit Party (other than JCC Holding or the Company) is released from all of its obligations pursuant to all Secured Debt Documents (as defined in the various Shared Security Documents) then in effect, and so long as the occurrence of such release has been certified to the Collateral Agent by the Minimum Payment Guarantors (with respect to the Minimum Payment Guaranty Documents), HET (with respect to the Revolving Credit Documents), the Senior Note Trustee (with respect to the Senior Note Obligations) and the Company (with respect to all Obligations), and so long as the Company certifies that the respective Credit Party has been released from all of its Obligations (including any guaranties thereof), the respective Credit Party shall be released by the Collateral Agent as a party to any Shared Security Documents to which it is a party at such time, in accordance with the provisions thereof.

                  (e) At any time that the respective Credit Party desires that Collateral (or any Credit Party) be released as provided in the foregoing Sections 17(a), (b), (c) or (d), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer of such Credit Party stating that the release of the respective Collateral (or Credit Party) is permitted pursuant to Sections 17(a), (b), (c) or (d). If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the respective Credit Party shall furnish appropriate legal opinions (from counsel acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 17.

                  18. Inconsistent Provisions. If any provision of this Agreement shall be inconsistent with, or contrary to, any provision in any Shared Security Document, including, without limitation, any provision of any Shared Security Document limiting the amount payable to the Collateral Agent, the provision in this Agreement shall be controlling, and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement.

                  19. Legends. (a) The Company and the Senior Note Creditors hereby agree that (i) the Senior Note Indenture shall contain an appropriate provision therein to the effect that such Senior Note Indenture, and the Senior Notes issued thereunder, are subject to the terms of this Agreement, and (ii) each Senior Note issued pursuant to the Senior Note Indenture shall contain the following legend (which shall be printed thereon in bold face):

                  THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE), WHICH INTERCREDITOR AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS (AS DEFINED IN THE INTERCREDITOR AGREEMENT). A COPY OF SUCH INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE COMPANY.

                  (b) The Company and the Revolver Creditors hereby agree that
(i) the Revolving Credit Agreement shall contain an appropriate provision therein to the effect that the Revolving Credit Agreement, and the Revolver Notes issued thereunder, are subject to the terms of this Agreement and (ii) each Revolver Note issued pursuant to the Revolving Credit Agreement shall contain the following legend (which shall be printed thereon in bold face):

                  THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE AGREEMENT), WHICH INTERCREDITOR AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS (AS DEFINED IN THE INTERCREDITOR AGREEMENT). A COPY OF SUCH INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE COMPANY.

                  20. Co-Collateral Agents; Separate Collateral Agents. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it and to the Required Minimum Payment Guarantor Secured Creditors, the Required Revolver Creditors and the Senior Note Trustee, that it is necessary or prudent or in the interest of the Collateral Agent or the Secured Creditors, then the Collateral Agent shall be entitled to appoint one or more sub-collateral agents or co-collateral agents, and in such case the Collateral Agent, the Company and each of the other Credit Parties having an interest in the Collateral located in the State in which such separate or sub-collateral agent or co-collateral agent is to act shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more individuals approved by the Collateral Agent, either to act as co-collateral agent or co-collateral agents jointly with the Collateral Agent originally named herein or any successor or successors, or to act as a separate or sub-collateral agent or agents of the Collateral Agent and the Secured Creditors in respect of any or all of the Collateral. If the Company and each of the other Credit Parties having an interest in the Collateral located in the State in which such separate or sub-collateral agent or co-collateral agent is to act shall not have joined in the execution of such instruments or agreements within ten (10) days after the receipt of a written request from the Collateral Agent so to do, or if a Default or an Event of Default shall be continuing, the Collateral Agent may act under the foregoing provisions of this Section 20 without the concurrence of the Company and the other Credit Parties, and the Company and each of the other Credit Parties hereby irrevocably appoint the Collateral Agent as their agent and attorney-in-fact to act for them under the foregoing provisions of this
Section 20 in either of such contingencies. Any co-collateral agent or separate or sub-collateral agent appointed to act with respect to the Casino shall be a Qualified Person.

                  (b) Every separate or sub-collateral agent (and all references herein to a "separate collateral agent" shall be deemed to refer also to a "sub-collateral agent" or a "collateral sub-agent") and every co-collateral agent, other than any collateral agent which may be appointed as successor to any Collateral Agent, shall, to the extent permitted by applicable law, be appointed and act and be such, subject to the following provisions and conditions, namely:

                 (i) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Collateral Agent in respect of the custody, control and management of monies, papers or securities shall be exercised solely by the Collateral Agent hereunder;

                (ii) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Collateral Agent hereunder shall be conferred, reserved or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly or severally, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

               (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents shall be exercised hereunder by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents except (subject to applicable law) jointly with, or with the consent or at the direction in writing of, the Collateral Agent;

                (iv) all provisions of this Agreement relating to the Collateral Agent or to releases of Collateral shall apply to any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

                 (v) no collateral agent constituted under this Section 20 shall be personally liable by reason of any act or omission of any other separate or co-collateral agent or the Collateral Agent hereunder; and

                (vi) the Collateral Agent at any time by an instrument in writing, executed by it, may accept the resignation of any such separate collateral agent or co-collateral agent and the Collateral Agent or the Required Secured Creditors may individually or jointly remove any such separate collateral agent or co-collateral agent, and in that case, by an instrument in writing executed by the Collateral Agent or the Required Secured Creditors, as the case may be, and the Collateral Agent or the Required Secured Creditors, as the case may be, may appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, anything herein contained to the contrary notwithstanding. If the Company and each of the other Credit Parties shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Collateral Agent so to do, or if a Default or an Event of Default shall be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co-collateral agent and to appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, and to execute any such instrument without the concurrence of the Company or such other Credit Party, and the Company and each of the other Credit Parties hereby irrevocably appoint the Collateral Agent their agent and attorney-in-fact to act for them in such connection in either of such contingencies. If the Collateral Agent shall have appointed a separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents as above provided, the Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or co-collateral agent, the successor to any such separate collateral agent or co-collateral agent to be appointed by the Required Secured Creditors, or by the Collateral Agent alone, as hereinabove provided in this Section 20.

                  (c) Notwithstanding any other provision of this Section 20, the Collateral Agent shall not appoint any separate collateral agent or co-collateral agent without the consent of the Minimum Payment Guarantors, HET and the Senior Note Trustee.

                  21. Special Provisions regarding Minimum Payment Guarantors. As contemplated by Section 15 hereof, this Agreement shall be binding upon the successors and assigns of HET and HOC, as the Minimum Payment Guarantors originally party hereto. In addition to the provisions of the immediately preceding sentence, if any other Person at any time furnishes any substitute or replacement Minimum Payment Guaranty (unless such Minimum Payment Guaranty is being provided on an unsecured basis), then each such person or entity which so furnishes a successor or replacement Minimum Payment Guaranty (or becomes a Minimum Payment Guarantor, either individually or jointly and severally with any other Person) shall be required (and JCC Holding and the Company shall cause each such Person) to become a party to this Agreement (concurrently with its providing any such Minimum Payment Guaranty or becoming a Minimum Payment Guarantor), by executing and delivering to the Collateral Agent an instrument in writing, in substantially the form of Annex A hereto, pursuant to which it becomes a party hereto as a Minimum Payment Guarantor. Any Person furnishing a Minimum Payment Guaranty (or becoming a Minimum Payment Guarantor) which does not so become a party hereto shall not be entitled to the benefits (and shall not be secured by) any of the Shared Security Documents.

                  22. Rights under Casino Lease. The parties hereto acknowledge that, for purposes of the Casino Lease, the Collateral Agent shall be the "First Leasehold Mortgagee" under and as defined in the Casino Lease and the exercise of any and all rights granted the Collateral Agent as the First Leasehold Mortgagee under the Casino Lease shall be subject to and in accordance with the terms and conditions of this Agreement, including, without limitation, the provisions of Sections 4 and 11 hereof.

                  23. Additional Collateral. Each Secured Creditor hereby agrees for the benefit of the other Secured Creditors that, except as otherwise specifically provided in Section 11(h) hereof and in the immediately succeeding sentence, to the extent any additional or substitute collateral for any of the Obligations is delivered by JCC Holding or any of its Subsidiaries to or for the benefit of any Secured Creditor, such collateral shall be subject to the provisions of this Agreement and the interest of such Secured Creditor therein shall be immediately transferred to the Collateral Agent. The foregoing provisions shall not apply to any cash payments received by any Authorized Representative or Secured Creditor in advance (but not more than ten (10) Business Days in advance) of the date such cash is to be applied to the payment of any Obligations or to any cash or cash equivalents required to be delivered at any time as collateral for one or more outstanding letters of credit pursuant to the Revolving Credit Agreement.

                  24. No Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the parties hereto and their respective successors and assigns and for the benefit of the Secured Creditors from time to time and their respective successors and assigns and, except for the Secured Creditors and their successors and assigns, there shall be no third party beneficiaries hereof, nor shall any Person other than the parties hereto and their respective successors and assigns, and the Secured Creditors and their respective successors and assigns, be entitled to enforce the provisions hereof or have any claims against any party hereto (or any Secured Creditor) or their successors and assigns arising from, or under, this Agreement; provided that this Agreement shall create no rights or claims in favor of any Credit Party.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                       THE BANK OF NEW YORK,
                                         as Collateral Agent




                                       By
                                         ---------------------------------------
                                         Title:



                                       WELLS FARGO BANK MINNESOTA,
                                          National Association,
                                          as Senior Note Trustee



                                       By
                                         ---------------------------------------
                                         Title:



                                       HARRAH'S ENTERTAINMENT, INC.,
                                           as a Minimum Payment Guarantor and
                                           as a Revolver Creditor



                                       By
                                         ---------------------------------------
                                         Title:



                                       HARRAH'S OPERATING COMPANY, INC.,
                                           as a Minimum Payment Guarantor and as
                                           a Revolver Creditor


                                       By
                                         ---------------------------------------
                                         Title:

                                      HARRAH'S NEW ORLEANS MANAGEMENT
                                          COMPANY, as a Revolver Creditor



                                      By
                                        ----------------------------------------
                                        Title:


Acknowledged and Agreed to
as of the date first above
written:


JCC HOLDING COMPANY


By
  --------------------------------------
    Title:



JAZZ CASINO COMPANY, L.L.C.


By
  --------------------------------------
    Title:



JCC CANAL DEVELOPMENT, L.L.C.


By
  --------------------------------------
    Title:



JCC FULTON DEVELOPMENT, L.L.C.


By
  --------------------------------------
    Title:



JCC DEVELOPMENT COMPANY, L.L.C.


By
  --------------------------------------
    Title:

                                              ANNEX A TO INTERCREDITOR AGREEMENT



                       FORM OF JOINDER AGREEMENT TO BECOME
                      PARTY TO THE INTERCREDITOR AGREEMENT

[Name and Address of
Collateral Agent]

         Re: Intercreditor Agreement dated as of March 30, 2001, as amended

         Reference is hereby made to that certain Intercreditor Agreement dated as of March 30, 2001, among the various Secured Creditors described therein and you, as Collateral Agent (the "Intercreditor Agreement"). Unless otherwise defined herein, capitalized terms used herein and defined in the Intercreditor Agreement are used herein as therein defined.

         The undersigned hereby notifies you that it has provided, or will be providing, a Minimum Payment Guaranty to the State of Louisiana by and through the LGCB in accordance with the provisions of Section 25.1 of the Casino Operating Contract. As a result of the execution and delivery of this Agreement by the undersigned, the undersigned hereby agrees to become a party to the Intercreditor Agreement as a Minimum Payment Guarantor thereunder, in each case in accordance with the terms and provisions of the Intercreditor Agreement. The undersigned agrees to comply with its obligations (including without limitation those set forth in Section 6(c) and (d) thereof) as a party to the Intercreditor Agreement as a Minimum Payment Guarantor thereunder.


         IN WITNESS WHEREOF, this Agreement is executed and delivered as of this ____ day of ____, ____.

   [Address of Minimum Payment Guarantor] [Name of Minimum Payment Guarantor]

                                      By
                                        ----------------------------------------
                                      Name:
                                      Title:


Accepted and Agreed as of this ___ day of ____, ____:

[Name of Collateral Agent], as Collateral Agent


By
  -----------------------------------------
  Name:
  Title: